UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2006

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 14, 2006, Agile Software Corporation, a Delaware corporation (the “Company”), filed a Notification of Late Filing with the Securities and Exchange Commission on Form 12b-25, disclosing that it is unable to file its Annual Report on Form 10-K (the “10-K”) for the year ended April 30, 2006 (“Fiscal 2006”) by the prescribed filing date of July 14, 2006, without unreasonable expense or effort, as a result of the following. The Company disclosed that the delay is as a result of a review commenced on June 23, 2006, at the direction of the audit committee through independent counsel, of transactions entered into by its Taiwan sales office over the six fiscal quarters ended April 30, 2006. The review initially centered upon confirmation of the validity of a specific sale transaction. It was subsequently expanded to include a review of the Company’s Taiwan sales office, and in particular the Company’s relationship with, and transactions entered into with and by, its distributors in Taiwan, after the Company discovered that one of its distributors is partly owned by a member of management of the Company’s Taiwan subsidiary and by certain other employees of this subsidiary.

The Company’s total revenues from its Taiwan subsidiary, over the six fiscal quarters ended April 30, 2006, was approximately $4.5 million. The Company’s relationship with the referenced related distributor, which commenced during the second quarter of Fiscal 2006, generated total revenues of approximately $1 million, including approximately $825,000 recognized during the fourth quarter of Fiscal 2006.

In addition, the Company is currently reviewing its internal control over financial reporting and its assessment as to whether any control deficiencies that exist, either individually or in combination, may constitute a material weakness in the Company’s internal control over financial reporting as of April 30, 2006. Since management has not completed its evaluation of internal control over financial reporting or completed the preparation of its consolidated financial statements, there can be no assurance that control deficiencies that could be material weaknesses will not be identified. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The existence of one or more material weaknesses would preclude a conclusion by management, and by the Company’s independent registered public accounting firm, that the Company’s internal control over financial reporting was effective as of April 30, 2006.

Until the review is complete, management will not be able to complete the preparation of the Company’s consolidated financial statements as of and for the year ended April 30, 2006, or its assessment of the effectiveness of the Company’s internal control over financial reporting, which are necessary to complete and file its Form 10-K. The Company currently cannot estimate when it may file its Form 10-K, but will do so as soon as practicable following completion of the review. On May 25, 2006, the Company issued a press release reporting its results for the year ended April 30, 2006, a copy of which was furnished with a report on Form 8-K on May 25, 2006. Until completion of the review referenced above, however, the Company cannot be certain that these reported results will not change as a result of the review.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2006	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer